UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2007

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2007, CBOT Holdings, Inc. ("CBOT Holdings"), the Board of Trade of the City of Chicago, Inc., a Delaware corporation and a subsidiary of CBOT Holdings ("CBOT"), and Chicago Mercantile Exchange Holdings Inc., a Delaware corporation ("CME Holdings"), entered into Amendment No. 4 (the "Amendment") to the Agreement and Plan of Merger, dated as of October 17, 2006 and amended as of December 20, 2006, May 11, 2007 and June 14, 2007 by and among CBOT Holdings, CBOT and CME Holdings (the "Merger Agreement").

Pursuant to the Amendment, at the effective time of the merger, for each share of CBOT Holdings Class A common stock owned, CBOT Holdings Class A stockholders will be entitled to receive 0.3750 shares of CME Holdings Class A common stock.

A copy of the Amendment is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On July 6, 2007, CME Holdings and CBOT Holdings issued a joint press release announcing the Amendment of the Merger Agreement.

The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

July 6, 2007	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 4 to the Agreement and Plan of Merger, dated as of July 6, 2007, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc.
99.1	Press Release issued jointly by Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc., issued July 6, 2007.